Form C

Cover Page

Name of issuer:

GlobeChat, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/28/2016

Physical address of issuer:

29200 Paseo Carmona
San Juan Capistrano CA 92675

Website of issuer:

http://info.GlobeChat.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount as cash payment upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

2/28/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

GlobeChat, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kevin Strom	CEO	GlobeChat	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David Baxter	CTO	2016
Kevin Strom	Founder	2016
Kevin Strom	CEO	2016
Kevin Strom	President	2016
Kevin Strom	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kevin Strom	Series A Voting Common Stock: 10,000,000 Series B Nonvoting Common Stock: 8,457,240	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

GlobeChat, Inc. has made certain assumptions about the chat marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors, changes in user preferences and shifts in user demographics. In order to mitigate this risk, GlobeChat has taken great care to ensure the reliability and source quality of key assumptions used in the business plan. GlobeChat, Inc. diligently researches publicly-available information and initiatives of competitors. changes in the marketplace and changes in user preferences. We pride ourselves on being innovative and ahead of the curve whenever possible.

GlobeChat, Inc., has created an innovative and unique user experience combining the best elements of our competitors. Our Intellectual Property and primary technological differentiator in the marketplace titled "The System and Method for Multi-Lingual Networking and Communication" is currently in patent pending status. This innovative patent when and if approved could potentially put us in a position of strength within the marketplace, however as the patent is still in "pending" status, our best bet to protect ourselves is to simply grow the business. We intend to wisely utilize funding to achieve the objective of scaling the company as success and sustained growth is the best deterrent to competition.

The technology sector, in which GlobeChat, Inc. operates, is a highly competitive market, where competition risks are significant. To succeed, we must be able to respond quickly to changes in consumer and market preferences. For example, we are now repurposing and rebranding our existing live video to adjust to an increased consumer emphasis on one to many video content. GlobeChat, Inc will continue to work diligently in anticipating market shifts and respond accordingly to actions by competitors.

The United States Patent and Trademark Office Patent Pending for The "System and Method for Multi-Lingual Networking and Communication" was submitted by and in the name of Kevin Strom, the Founder of GlobeChat. Although this pending patent will be used entirely towards the success of GlobeChat, it should be noted that the patent is not specifically assigned to the company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	GlobeChat Live limited feature functionality. Prioritized minimal enhancements to existing functionality. Monthly fees to Include Amazon WebServices, Translator API, Quickblox Video Calling, Google Places API, Google Maps, Time Zone API, Open Weather Map API, Authy/Twilio verification codes, ongoing technical support & legal.

If we raise: **$250,000**

Use of Proceeds: GlobeChat Live full feature functionality. Prioritized enhancements to existing functionality. Limited full-time internal technical team additions. Limited marketing and advertising. Monthly fees to Include Amazon WebServices, Translator API, Quickblox Video Calling, Google Places API, Google Maps, Time Zone API, Open Weather Map API, Authy/Twilio verification codes, ongoing technical support & legal.

If we raise: **$500,000**

Use of Proceeds: GlobeChat Live full feature functionality. Full enhancements to existing functionality. Limited full-time internal technical team additions. Limited marketing and advertising campaign. Monthly fees to Include Amazon WebServices, Translator API, Quickblox Video Calling, Google Places API, Google Maps, Time Zone API, Open Weather Map API, Authy/Twilio verification codes, ongoing technical support & legal.

If we raise: **$750,000**

Use of Proceeds: GlobeChat Live full feature functionality. Full enhancements to existing functionality. Substantive full-time internal technical team additions. Substantial marketing and advertising campaign. Monthly fees to Include Amazon WebServices, Translator API, Quickblox Video Calling, Google Places API, Google Maps, Time Zone API, Open Weather Map API, Authy/Twilio verification codes, ongoing technical support & legal.

If we raise: **$1,000,000**

Use of Proceeds: GlobeChat Live full feature functionality. Full enhancements to existing functionality. Substantive full-time internal technical team, marketing manager, social media manager and key staff additions. Impactful marketing and advertising campaign. Monthly fees to Include Amazon WebServices, Translator API, Quickblox Video Calling, Google Places API, Google Maps, Time Zone API, Open Weather Map API, Authy/Twilio verification codes, ongoing technical support & legal.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through

Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$25 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$25 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$25 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Investor with investment of $25k or more will have voting rights.
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Series A Voting Common Stock	20,000,000	10,000,000	Yes
Series B Non-voting Common Stock	20,000,000	10,083,800	No
			No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Yes, SAFE investors with investment of $25k or more will have voting rights. In a liquidity event, SAFE preferred stock holders will get paid before common stock holders.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$25 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$25 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of March 27, 2017, $23,026.25 balance on average on our existing Chase business credit card. Creditor is Chase Bank, the interest rate is 13.74%, we are paying $1500 per month.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2015	4(a)(2)	Priced Round	$172,296	General operations
4/2016	4(a)(2)	Priced Round	$839,339	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview:
We are a growing global universal communications platform providing automated and instant language translation to facilitate seamless communications between individuals and businesses throughout the world. We provide service for iOS, Android and Windows Mobile Devices, as well as desktops, laptops and tablets. Our service is available in 41 languages and more than 200 countries. We leverage our patent pending technology to allow individual messages sent in one language to be received by multiple recipients in multiple languages simultaneously, allowing for groups of people to seamlessly and concurrently communicate without the barriers of language.

Reorganization of Corporation:
03/18/15 - GlobeChat Articles of Incorporation filed with The State of California
03/28/16 - GlobeChat transitioned from a California Corporation to a Delaware Corporation
Thus there are financial and fundraising activities in 2015 disclosed in the Form C and financial statements.

Revenue:
Our prior funding round was dedicated to the development and implementation of our technology, global product launch and initial user growth. The current round of funding will be dedicated to the technical implementation of revenue generating features through advertising and in-app purchases. We are currently generating revenue through our partnership with LiveRamp (https://liveramp.com), an Acxiom company located in San Francisco, which allows us to monetize our data traffic in the United States, United Kingdom and France. With the current funding round we will repurpose and rebrand our existing 1:1 video service to be used as a global public broadcast network for celebrities tentatively called "GlobeChat Live". As celebrities speak live, subtitles will appear for each viewer throughout the world in their native language, allowing for fans globally to connect with their favorite celebrities on a more personal and intimate level. Live questions will be submitted by fans throughout the world, with the celebrity as well as all others, viewing each question and answer in their individual languages. Revenue will be generated through language, location and interests based advertising, as well as through a revenue share of purchases generated by celebrities through sales of stickers, personalized videos, ticket sales, merchandise and more.

History:
We originally founded our business out of a love for travel and a passion to connect people throughout the world. Founder Kevin Strom has traveled throughout the world and has always been frustrated with the barriers and limitations of communication - the inability to simply and easily share thoughts and ideas across cultures. In the age of constant advancements in technology no solution existed to easily and effectively break the language barrier. In May of 2011 he diagrammed the concept of what would become GlobeChat as a means to remove the language barrier, allowing people to instantly connect with anyone, anywhere the world. GlobeChat combines the best elements of WhatsApp, Skype, Google Maps and a Language Translator to offer a one-of-a-kind global universal communication platform. GlobeChat was created over several years by a large team of programmers, developers and project managers. GlobeChat released worldwide on April 1st, 2016 and has since spread to more than 130 countries. The current round of funding will be utilized to implement an innovative global celebrity video feature and subsequently build the foundation for revenue growth.

Industry Trends:
Some of the fastest growing digital properties in the world are chat applications - messaging apps are the platform of the future. With the rise of messaging apps
and bots, the way we use social media throughout the world to share and interact is fundamentally changing. Social media is transitioning from one-to-many communication towards one-to-one communication. Most social activity in 2017 and beyond will no longer occur in public, it will instead continue to transition to private groups and messaging apps. This represents a significant shift in social media from the timelines and news feeds typified by Facebook and Twitter to one-to-one messaging beginning to dominate social media. In 2015 messaging apps surpassed social networks in terms of monthly actives users and the gap continues to widen. Facebook is the largest social network in the world with 1.6 billion users, however the next four largest global social networks are all chat messaging apps. The popularity of messaging apps are rising and are steadily taking over the social media market. As this trend continues, social apps will either have to shift their offerings to compete, or prepare to have some of their market share absorbed by messaging apps. According to Facebook Founder Mark Zuckerberg, "Messaging is one of the few things that people do more than social networking." Zuckerberg was scrutinized and criticized for his decision to buy the chat messaging application WhatsApp for $19B in 2014, however the value of WhatsApp has already doubled, while at the same time Facebook usage continues to trend downward.

Expectations:
We expect to continue to grow our business. Although there is no guarantee that our predictions are correct, we generally expect to see new trends in our revenue and cash flows in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all. Although investing involves significant risk, we believe in the long-term, we have significant potential for growth, due to our positioning in the marketplace, the timing of our offer, and the unlimited potential of having access to revenue opportunities globally.

Funding Usage:
The proceeds of this offering will be utilized immediately for the purpose of implementing specific unique new features to improve our competitive position and scale the business, as well as to cover the basic necessary monthly expenses of the company. The management of our company believes strongly in spending every penny wisely and always for the maximum growth and impact for the business.

Capital Resources:
We have financed our operations solely through direct investment from the company founder as well as the private sales of common equity. Our company has a clean cap table with no issuances of convertible debt or other debt securities, borrowings under asset-based lines of credit, short- and/or long-term notes payable, etc.. Aside from a $23,026.25 balance (as of March 27, 2017) on our existing Chase business credit card used to pay our monthly operational expenses, we are a completely debt free company.

Historical Results of Operations:
We have dedicated the vast majority of prior funding to the development, programming and ongoing maintenance of the GlobeChat platform which has resulted in a solid foundation which to build upon moving forward. Although we will be implementing revenue-generating elements with the current round of seed funding, our primary goal is to grow the platform and increase our MAUs (Monthly Active Users) as a this is our key to valuation growth. Our estimated short to mid-term expenses include the development of the "GlobeChat Live" full feature functionality, enhancements to existing functionality, a prioritized list of needed bug fixes, a reasonable salary for current team members, key staff additions, and an impactful marketing and advertising campaign. The GlobeChat ongoing monthly expenses include Amazon Web Services ($759/month), Bing Translator API, Quickblox Video Calling ($599/month), Google Places API, Google Maps, Time Zone API, Open Weather Map API, Authy/Twilio verification codes ($300/month), ongoing technical support & legal (currently no costs to either). We will likely submit for an additional patent for our "GlobeChat Live" feature, which will be determined based upon our Patent Attorney's review and recommendation once the feature is in development. We are focused on the bigger picture and will continue to spend funding wisely and strategically to maximize the impact of every dollar for the benefit and growth of GlobeChat. All employees have not been paid a salary to date, however we will need to pay a reasonable salary to employees to retain at full-time status- the amount of the salary will be determined based on the amount raised from the WeFunder campaign. There's no revenue from operations yet, but the expenses are roughly $1500 per month for the past 12 months.

Cash on Hand / Burn Rate

We currently have $5,000 cash in hand with a monthly burn rate of $1,500, which is the absolute bare minimum needed to operate this business. The founder will provide personal loan to the company to fund the operations beyond 3 months. The employees of this company to date have not received a salary. We dedicate all our limited financial resources directly into the business to maximize our long-term probability for success.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://info.GlobeChat.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements

Financials 1
Financials 2
Financials 3

Appendix D: Director & Officer Work History

David Baxter
Kevin Strom

Appendix E: Supporting Documents

INVEST IN GLOBECHAT

Instantly communicate with anyone in the world

GlobeChat allows people to communicate with others anywhere in the world, regardless of language, with instantly translated messages. We combine the best elements of WhatsApp and Skype with real-time instantaneous translation. Anyone, anywhere, with any interest can now 'talk' via video, voice, or text. Launched in April 2016, we've since spread to 150 countries where families, friends, hobbyists, and even celebrities can communicate with each other or their fans around the world.



Kevin Strom
CEO, GLOBECHAT



FOLLOW US FOR UPDATES
10 UPDATES
244 FOLLOWERS
SHARE
TWEET
GlobeChat™
173
investors
$83,319
raised of $100K-$1M goal
$200 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$25M valuation cap | no discount

A SAFE gives you the right to future shares in GlobeChat. If you invest, you're betting the company will be worth more than $25M in the future.

INVESTOR PERKS

$200+ Our love and gratitude! Let's connect the world! Welcome to the GlobeChat Family!

$5,000+ The gift of chocolate! What better way to celebrate your investment than with a box of Godiva Assorted Chocolates sent directly to your home! (USA Only)

$10,000+ Celebrate your investment with a bottle of the world's premier Champagne, Dom Perigean, sent directly to your home! (USA Only)

$15,000+ Celebrate your investment with a bottle of Napa Valley Opus One shipped directly to your home! (USA Only)

$25,000+ A memorable evening of laughs and fun for you and a guest! Dinner for two with the GlobeChat Founder Kevin Strom and Actor/Comedian Jamie Kennedy at Mastro's Steakhouse!

$50,000+ Dinner for two at Mastro's Steakhouse with the GlobeChat Founder Kevin Strom and Actor/Comedian Jamie Kennedy! A bottle of Opus One, a bottle of Dom Perigean and Godiva Chocolates sent directly to your home! (USA Only)

$100,000+ First right of refusal to obtain additional equity in GlobeChat for future funding rounds. Dinner for four at Mastro's Steakhouse with the GlobeChat Founder Kevin Strom and Actor/Comedian Jamie Kennedy! A bottle of Opus One, a bottle of Dom Perigean and Godiva Chocolates sent directly to your home! (USA Only)

OUR AMBITION

We envision a world where there are no communication barriers between cultures. GlobeChat unifies people throughout the world, regardless of where they live or the language they speak. By removing language barriers, GlobeChat will be the basis of a world connected by similarities in age, gender, career, politics, music, sports, and all manner of hobbies and interests. Acquistion targets are numerous - but the real end game is a platform that truly connects the world.

KEY FACTS

- Champion - 2016 Tech Coast Angeles Startup Competition (#1 of 120 companies)
- Users in 152 countries
- 22,000+ users with zero advertising
- Patent # 14726318: Sending an instantly translated message in one language to multiple recipients simultaneously
- Finalist - 2016 Startup Battle in London, UK (#2 of 350 companies globally)
- $1M+ raised outside of Wefunder

DOCUMENTS

GlobeChat_Summary.pdf

GlobeChat.pdf

info.globechat.com

from San Juan Capistrano CA

TECH MEDIA SOFTWARE ENTERTAINMENT TELECOMMUNICATIONS B2C ARTIFICIAL INTELLIGENCE COMMUNITY APP DATING ECOMMERCE TRAVEL & TOURISM IMMIGRANT LEISURE MOBILE SOCIAL SOCIAL IMPACT TRAVEL

Why I Like GlobeChat

Since the inception of our startup program in 2013, KiwiTech has reviewed tens of thousands of startups, and has elected to take an equity stake in about 100 of those companies. We are very selective of where we invest and GlobeChat was an easy decision. They are a company with magnetic leadership, a clear vision, and a highly disruptive technology with the unique ability to reach the entire planet. GlobeChat is on a mission to fundamentally change the dynamics of global communications - to connect people and business without the limitations of languages or borders. This is a company with incredible growth potential and we are excited about its future.



Neal Gupta

KIWITECH CFO AND KIWI VENTURES MANAGING PARTNER, INVESTOR IN GLOBECHAT

"The social media phase of the Internet ended...Entrepreneurs and developers still build social applications. We still use them. But there isn't much innovation here anymore...messaging is the new social media...families use WhatsApp groups instead of Facebook. Kids use Snapchat instead of Instagram. Facebook's acquisition of WhatsApp was the transaction that defined this trend."

Fred Wilson

Leading venture capitalist and early investor in Twitter, Foursquare and Tumblr

"The movement of consumers from public social media to private messaging has been so rapid that Business Insider reported that the combined usage of the top four messaging apps now exceeds the combined usage of the top four social media apps..."

Mark Schaefer

Harvard Business Review

"Messaging is one of the few things that people do more than social networking."

Mark Zuckerberg

Facebook Founder

"Chat apps will come to be thought of as the new browsers; bots will be the new websites. This is the beginning of a new Internet."

Ted Livingston

Kik Founder

"Apps such as Snapchat, WeChat, LINE, and WhatsApp are sweeping up new users every day, particularly younger consumers who want to share experiences with smaller, specific groups, rather than using public mainstream platforms such as Facebook orTwitter..."

Joseph Webb

Global Director of Connected Life Report

"Traditional social networks center on the idea of users 'broadcasting themselves' to anyone who will listen. The recent growth in messaging app use reflects mobile users' interest in real conversations with closed networks of friends and family...With mobile now the primary screen, chat apps will continue to develop as leaders in the app space, expanding their services and functionality to act as a hub platform aggregating multiple mobile experiences..."

Mark Hardy

Viber CMO

"The rise of social media changed marketing. Now, before some marketers have even fully adapted to that world, the social web is transforming again. The rise of private social networks and messaging apps will challenge the strategies that marketers developed for public social networks."

Mark Schaefer

Harvard Business Review

"Snapchat is worth more than Delta, Target and CBS..."

Paul R. La Monica

CNN Money

THE ORANGE COUNTY REGISTER

App by O.C. company makes a foreign language instantly understandable

A world unified by one common language may be the stuff of science fiction, but entrepreneur Kevin Strom is working to create the next best thing. Strom founded GlobeChat, a San Juan Capistrano-based company, to eliminate the divide of

April 1, 2016 @ ocregister.com

Women'sHealth

App Beats Pitch Competitors to Take Home $20,000

Tech Coast Angels of Orange Country held its inaugural Celebration of Entrepreneurship on March 10, when San Juan Capistano-based GlobeChat took the overall prize in the Fast Pitch competition.

March 21, 2016 @ wefunder-production.s3.amazonaws.com

How it Works

World's first multilingual simultaneous translation platform!

GlobeChat combines the best elements of WhatsApp, Skype, Google Maps and a Language Translator to offer a one-of-a-kind global universal communication platform. We've broken down the communications barriers of language and distance, allowing people to communicate instantly with anyone on the planet.


Any|Language

Instant Translation in 40 Languages

The platform translates languages real-time allowing for seamless interaction - each person receives messages in their native language regardless of the language of the sender.

Chat Privately or Broadcast Publicly

Families can chat across the world. GlobeChat allows celebrities such as actors, athletes, musicians and politicians to transmit videos, photos, text and audio files to fans all over the world in their native language.

Find Common Interests Worldwide

Users can easily filter others globally based on age, gender, orientation, religion, political affiliation, education, career, interests, commonalities and more with the results immediately displayed on a colorful map of the world.

Early Traction

12 months, zero advertising



Number of Countries Represented on GlobeChat: 152
160
120
80
40
0
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Countries on GlobeChat

Revenue Model

We are currently generating revenue through our partnership with LiveRamp (https://liveramp.com), an Acxiom company located in San Francisco, which allows us to monetize our data traffic in the United States, United Kingdom and France. With the current funding round we will repurpose and rebrand our existing 1:1 video service to be used as a global public network for celebrities to broadcast live in 40 languages around the world, allowing for fans globally to connect with their favorite celebrities on a more personal and intimate level. Revenue will be generated through language, location and interests based advertising, as well as through a revenue share of purchases generated by celebrities through sales of stickers, personalized videos, ticket sales, merchandise and more.

152	**22,245**	**25%**
Countries chatting on GlobeChat	Monthly active users	Average user growth rate / month

Competitors vs. GlobeChat

GlobeChat is truly global: Chat with 40 people in 40 different languages in real-time

We have created a unique and innovative niche within one of the hottest technology growth markets in the world. GlobeChat allows individuals and groups in almost every country to discover and interact with people all over the world right from their phone for the first time. Our app is truly global unlike any of our competitors.

	GlobeChat®	Skype	WhatsApp	Google Maps	Google Translate
Live Video	✓	✓	✓		
Chat Rooms	✓				
Messaging	✓		✓		
Mapping	✓		✓	✓	
Translation	✓	✓	✓		✓
Multi-Lingual	✓	✓			
Private Groups	✓		✓		
VIP Chat	✓				

Launched One Year Ago

GlobeChat was created over several years by a team of 30 programmers and developers. GlobeChat released worldwide on April 1st, 2016 and has since spread to more than 150 countries.

October 2014

KiwiTech

Development Partnership with Kiwitech

March, 2016

TECH COAST ANGELS

Win Tech Coast Angels Startup Competition

Tech Coast Angels Celebration of Entrepreneurship Competition at Segerstrom Auditorium in Costa Mesa, California (GlobeChat selected as #1 out of 120 Companies)

May 2016



100 Countries

Globechat expands organically to more than 100 Countries in first 30 days

July 2016

OC AWARDS

Innovation Finalist

Orange County Tech Alliance High-Tech Innovation Awards Finalist

September 2016



#2 at Global Startup Battle

Global Startup Battle Competition in London, England (GlobeChat selected as #2 out of 350 Companies)

November 2016



Phocuswright Travel Industry Catalyst of The Year Award Finalist

May 2017

GlobeChat®

Instant Voice Translation

Technical development for the "GlobeChat Live" feature allowing instant spoken to transcribed language translation text

October 2014 · May 2015 · March, 2016 · April 2016 · May 2016 · July 2016 · July 2016 · August 2016 · September 2016 · October 2016 · November 2016 · March 2017 · May 2017 · June 2017

Patent Submission

GlobeChat United States Non-Provisional Utility Patent submission for "The System and Method for Multi-Lingual Networking and Communication"



GlobeChat Worldwide Launch

GlobeChat approved by the USPTO as a Registered Trademark

Innovator of the Year

Orange County Business Journal Innovator of The Year Finalist


web summit

Presented at Web Summit in Lisbon, Portugal



GlobeChat opens new office in Newport Beach, California

4590 MacArthur Boulevard, Suite 338, Newport Beach CA 92660

Globechat for Business

GlobeChat API development to allow global businesses to utilize the GlobeChat patent-pending multi-lingual translation functionality

Let's Connect The World Together!

The world has never been more technologically connected yet socially, politically and culturally divided. The media showcases our differences and separates us into groups and categories propagating an "us" and "them" mentality. We are surrounded with social networks and messaging services, however none have been established to celebrate our commonalities nor have evolved to connect the entire planet. More than seven billion people in a world divided by language and distance with no easy way to instantly communicate with one another. Until now...

My name is Kevin Strom and I am the Founder of GlobeChat. We have created and launched the world's first truly global universal communications platform, instantly connecting people throughout the globe regardless of where they live or the language they speak. Having been immersed in telecommunications with AT&T from 1999 to 2014, I recognized very clearly two emerging trends: the globalization of communications for personal and business purposes; and the imminent growth and expansion of personal messaging applications. I designed an innovative solution to not only solve an existing global problem caused by the language barrier, but additionally created a highly unique patent-pending multi-lingual simultaneous translator to connect groups of people who may all speak different languages. I retired from AT&T in 2014 to dedicate myself entirely to the development and acceleration of GlobeChat.

Some of the fastest growing digital properties in the world are chat applications - messaging apps are the platform of the future. With the rise of messaging apps and bots, the way we use social media throughout the world to share and interact is fundamentally changing. Social media is transitioning from one-to-many communication towards one-to-one communication. Most social activity in 2017 and beyond will no longer occur in public, it will instead continue to transition to private groups and messaging apps. This represents a significant shift in social media from the timelines and news feeds typified by Facebook and Twitter to one-to-one messaging beginning to dominate social media. In 2015 messaging apps surpassed social networks in terms of monthly actives users and the gap continues to widen.

The recent IPO of Snap, Inc. (Snapchat's parent company) is a clear example of this trend - a company that generates no revenue, has never reported a profit, lost $514M in 2016, and yet valued at $24B. A $15,000 investment in Snapchat by a California High School five years ago is now worth more than $40M. GlobeChat is a company in the right place at the right time with massive upside potential. We welcome your support to expand our revolutionary new communications platform throughout the world!

Let's connect the world!



Kevin Strom, Founder and CEO

Founder



Kevin Strom

CEO

Former Founder and Managing Partner of RedSky Media, Sales Director at AT&T with 15 years in Telecom, Traveled to six continents and over 60 Countries.

AND THE REST OF THE TEAM



David Baxter

CTO

Raised $1,094,954 From 176+ Investors

$172,296	$839,339	$83,319
April 2015 PRICED ROUND	April 2016 PRICED ROUND	In Progress



Jamie Kennedy

Actor, Comedian and Investor



Rakesh Gupta

KiwiTech CEO and Investor



Neal Gupta

KiwiTech CFO and Investor



Kristaps Soms

IT



Rem Darbinyan

Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.



Greg Savage

MORE INVESTORS

Interview

WF: How big is the market?

– COLLAPSE ALL

GC: Chat applications represent some of the fastest growing digital properties in the world - messaging apps are the platform of the future. Snap, which is a company not making any money yet, is now worth more than Delta, Target, CBS, Activision Blizzard, eBay, General Mills, Marriott and 378 of the companies in the S&P 500. With the rise of messaging apps and bots, the way we use social media throughout the world to share and interact is fundamentally changing. Social media is transitioning from one-to-many communication towards one-to-one communication. Most social activity in 2017 and beyond will no longer occur in public, it will instead continue to transition to private groups and messaging apps. This represents a significant shift in social media from the timelines and news feeds typified by Facebook and Twitter to one-to-one messaging beginning to dominate social media. In 2015 messaging apps surpassed social networks in terms of monthly actives users and the gap continues to widen.

WF: What's new about what you're making? How is it different?

GC: US Patent # 14726318 (Pending and Awaiting Review, Submitted May 29th, 2015)

"System and Method for Multi-Lingual Networking and Communications"

Patent Summary: Sending a message in one language to multiple recipients simultaneously, each of which would receive the message instantly in their own language. Replies in turn would also automatically and instantly be translated to all other recipient's individual languages.

The patent additionally details global filtering capabilities allowing a user to search all other members of the network worldwide based on age, gender, relationship status, career, education, language, location, political views, religion, hobbies and interests.

WF: Who are your competitors? How are you different?

GC: GlobeChat is most closely aligned with chat messaging applications WhatsApp (USA $41B Valuation), WeChat (China $83B Valuation) and LINE (Korea $9B Valuation). The explosive growth and expansion of these competitors is fueling and propelling the growth of the messaging marketplace as a whole and we are simply riding the wave. We celebrate the success and growth of our competitors as we know a competitor today could very well be our acquiring company tomorrow. We are new and there is still plenty of space for us to individually grow within our own unique niche before we start stepping on any toes, so our immediate focus is dedicated to our own success.

According to Blake Cahill, Global Head of Digital Marketing & Media at Royal Philips: *"...In 2015, mobile phone messaging apps were used by 1.4B consumers and eMarketer predicts that, by 2018, the number of chat app users worldwide will reach 2B, representing 80% of smartphone users worldwide. In a nutshell, it's only a matter of time before everyone and their granny, in practically every country on the planet, are using IM... The future of commerce and customer service could well be a hybrid of IM as it steadily becomes our primary way to interact with companies, buy things, provide service and build loyalty. As the big players (and the many smaller innovators) continue to expand and develop the platforms' potential, it's safe to say we're only at the beginning of what looks to be a long and interesting road."*

What makes GlobeChat different from WhatsApp, WeChat, Line and all the other larger chat messaging platforms is that we are the first to truly connect the dots globally between countries and cultures as opposed to isolated social pods. Our patent pending multi-lingual simultaneous chat translation feature and our innovative global filtering capability make us highly unique. And now, we simply need to grow.

WF: Why invest in GlobeChat?

GC: SnapChat's Founder Evan Spiegel now has a higher net worth than Richard Branson and twice that of Oprah Winfrey. Plain and simple... the upside in chat messaging is massive. Imagine having the opportunity to have invested early in Facebook or Snapchat. There will always be risks associated with investing in startups. That being said, how often do you have an opportunity to invest in companies with this amount of potential prior to an IPO?

WF: What's your cash flow?

We currently have $5,000 cash in hand with a monthly burn rate of $1,500, which is the absolute bare minimum needed to operate this business. The employees of this company to date have not received one penny in salary. We dedicate all our limited financial resources directly into the business to maximize our long-term probability for success.

WF: What was the light bulb moment for GlobeChat?

GC: Travel is my passion. I love meeting new people, learning about foreign cultures, visiting historical sites and seeing the world through the eyes of other people. When traveling, it was extremely frustrating to not have the ability to simply meet locals and communicate. And, for those I did meet while traveling, keeping in contact when returning home to the United States was virtually impossible. I wanted to create a platform that simply allowed the ability to easily communicate with anyone in the world.

I got started designing the platform back in 2011. I diagrammed on paper what the network might look like to and how it would function. My first question was, "How do I make this as easy for the user as possible, where they won't have to think about anything other than simply sending their message?"

Since I had spent 15 years working at a Fortune 500 telecommunications company, I didn't have experience with startups, so I started a search for programmers and developers to bring the idea to reality. It was definitely a learning process along the way, and the company had to reset a couple times before it finally grew roots. On August 1, 2014, I received a message on LinkedIn from Neal Gupta, the Founder of KiwiTech, "Kevin, it would be good to connect with you on LinkedIn. Your company looks innovative. I am part of an entrepreneurial team that sold our first company for $144 million in 2012. We are now actively investing in and partnering with technology startups. Neal". Two weeks and a several phone conversations later I flew to San Francisco to meet their CFO, CTO and EVP for lunch at Delancey Street Restaurant. The meeting went extremely well and the partnership has continued to flourish and grow over the years.

WF: Would you consider GlobeChat a social network?

I would more accurately describe GlobeChat as a worldwide communication platform that combines elements of WhatsApp, Skype, Google Maps and Google Translate. The largest social network in the world by a wide margin is Facebook with 1.6 billion users, however the network is not a single unified platform as it is comprised of multitudes of smaller sub-groups. It is extremely rare on Facebook to communicate with someone in another country, or even your own country, that speaks another language. Humans naturally gravitate and congregate with others within their geographic area, within their own culture, and within their own language. Even within a single community, there is likely to be numerous individual and isolated social groups on Facebook. What we have accomplished at GlobeChat is to successfully connect all the sub-groups into one single network by bridging the boundaries distance, culture and language. We have created the first global network that truly unifies everyone in the world.

WF: How accurate is your translation service?

GC: The leaders in the language translation space are Google and Bing and we currently utilize the Bing Translate API and layer on top our multilingual simultaneous translation software. The translations are much better between some languages while with others syntax, slang and cultural differences make communication understandable even if the wording is not always in perfect order. Google is working on near human ability to translate through machine learning and the translation accuracy continues to evolve and improve. As these services improve, we will also improve, but for now we are as accurate as we can possibly be at this point in time.

Two advantages for GlobeChat: First, we are primarily a short messaging service and the accuracy of short messages by default is substantially higher than messages sent in full sentences or paragraph format; Second, we have incorporated auto-spell check for all 41 languages we support to ensure words are spelled correctly and translate properly.

WF: How does GlobeChat plan to make money?

Our prior funding round was dedicated to the development and implementation of our technology, global product launch and initial user growth. The current round of funding will be dedicated to the technical implementation of revenue generating features through advertising and in-app purchases. We are currently generating revenue through our partnership with LiveRamp (https://liveramp.com), an Acxiom company located in San Francisco, which allows us to monetize our data traffic in the United States, United Kingdom and France. With the current funding round we will repurpose and rebrand our existing 1:1 video service to be used as a global public broadcast network for celebrities tentatively called "GlobeChat Live". As celebrities speak live, subtitles will appear for each viewer throughout the world in their native language, allowing for fans globally to connect with their favorite celebrities on a more personal and intimate level. Live questions will be submitted by fans throughout the world, with the celebrity as well as all others, viewing each question and answer in their individual languages. Revenue will be generated through language, location and interests based advertising, as well as through a revenue share of purchases generated by celebrities through sales of stickers, personalized videos, ticket sales, merchandise and more.

WF: What does the world look like when GlobeChat is successful?

We no longer focus on what separates us as humans, such as culture, religion, politics and language. When GlobeChat is successful, stereotypes and walls that divide us fall and the world is more unified.

WF: What do you understand that your competitors don't?

GC: It's not what we understand that they don't. They're in the right space, we're in the right space. The market is wide open and growing for all, both big and small. What we've done is taken the best elements of what they do, combined them together, then added a mapping feature and a patent pending multilingual simultaneous translation engine. We've also included in our intellectual property the ability to search people anywhere on the planet based on thousands of specific filters. Our users have the ability to literally say for example, "I want to search every single female in the world between 28 and 44, who speaks Spanish, likes to travel, enjoys wine, classical music, romantic comedies, yoga and works as a nurse." When you hit enter, our app filter searches everyone on the planet that fits within that description, with all results showing on a grid or map of the world. The searches can be very general or very specific and provides the ability to search and connect globally based on commonalities.

WF: Do you have plans to bring your team of developers in house?

A lot of companies, as they grow, run into the dilemma of bringing the tech team in house, or continuing to utilize a company overseas. We have two sets of financials; one is for taking our offshore team and bringing them in house, and the second is for keeping our team offshore. The cost between the two options is extreme. Moving our team in house would require us to raise $3 million dollars, and if we keep our development team offshore, we would only need to raise $1 million dollars. For the sake of our investors, we're choosing not to bring the development in house. We're fortunate that we have established a successful relationship with one of the largest, most respected overseas development companies. This partnership brings our costs down significantly.

WF: Why choose crowdfunding to raise money?

GC: In the past, there has been a negative impression towards a company for choosing to go down the crowdfunding path. The perception was that you only crowdfund if have been unsuccessful in going down other more traditional paths with Angels and VCs to obtain funding. It was the same impression people had initially of online dating. People were embarrassed to admit going on dating sites as it would raise a red flag and alert people that they had been unsuccessful in meeting actual people in the real world. Once people realized the convenience, effectiveness and time saving factors involved with online dating it became culturally acceptable. Why spend four hours on a date with a single person only to realize you have nothing in common when you can spend the same four hours looking at hundreds of profiles to pre-screen for potentially perfect matches. Crowdfunding is now turning the same corner as it allows a company a much wider reach to obtain funding, while at the same time expanding the visibility for a company. Instead of meeting with a small handful of Angels and VCs in a week, a company now has the ability to be viewed by thousands of potential investors in that same time period. Crowdfunding is a very powerful tool for companies that want to spend less time meeting Angels and VCs and more time dedicated to growth and success of the business.

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ASK QUESTION

Mark Stillman Apr 4

If you have 22,000+ MAU, how do you only have 13 all time reviews on the iTunes app store? What is the breakdown of MAUs across iOS and Android apps? How likely is it that your patent will be awarded? Thank you.



Kevin Strom CEO FOUNDER Apr 4

Hi Mark, thank you and all your questions are excellent. In terms of the reviews in the iTunes Store, we are a global company and are available for iOS, Android, Windows devices as well as laptops, desktops and tablets. Only 5 percent of our users are in the United States and 95 percent of our users are outside the United States. So the reviews you see in the United States iTunes Store are specifically from the users in the US (5%) who specifically use an Apple Device and does not include the reviews spread out around the world (we are in 152 countries). We have a much larger number of reviews in the US for Android (132 reviews) than we do for iOS (13 reviews). Here is the breakdown of MAU globally by device: Android = 68.9% iOS = 14.8% Windows = 16.3%. In regards to the patent, we submitted it almost two years ago and it will likely be another year before it is reviewed so I do not want to even begin to speculate if it will be awarded or not. Yes, it would be a significant boost for us to have this patent and the good news is we have not seen anything pop up from a competitor yet. I can assure you regardless, patent or not, we will continue to aggressively move forward so that the patent would represent a significant bonus and not a must have for the success of GlobeChat.

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Alan Jacobson Mar 31

Hi, fascinating idea. Congratulations on your success so far. I have three questions: 1. Is no other company providing businesses and others the ability to chat in real time with people who speak multiple languages? 2. Who are your 22K users so far - in other words, what do they seem to be using the platform for and how often do they use it? 3. Do you have any numbers that can predict revenue - like how much revenue have you generated through these initial 22K users? Thanks!



Kevin Strom CEO FOUNDER Mar 31

Much appreciated and thank you for your questions Alan. 1. Yes, there are companies providing businesses and others the ability to chat in real time in multiple individual languages, and with the API available from Bing and Google others can enter the market as well. For us, the individual translations are only one component/tool for the larger scope of what we have created... we are focused on providing a single unified global universal communications platform to connect everyone on the planet. Our pending patent is for the "System and Method for Multi-Lingual Networking and Communications", to broadcast one to many in multiple languages simultaneously. It would be highly advantageous if we are awarded this patent, however patent or no patent, our goal with this round of funding is to scale the business, making the patent a bonus and not a necessity for our success. 2. GlobeChat initial traction, relative to other apps, is with a more mature audience - two-thirds of our users in the range of 30 to 50 years old. User surveys indicate many are travelers, interact socially with an interest in learning foreign cultures, connecting based on specific identified commonalities, international study-abroad students, and those who have friends/family members/in-laws/employees who speak different languages. A smaller group indicates primary usage on GlobeChat for business, schooling/education/language learning, religious travel/missionaries, international/global organizations and international dating. We have a group of high school and college interns working for us this summer to reach out and gain momentum with the 24 and younger demographic. 3. Yes, we have five year projections which estimate revenue as 100K Users = $27K per month, 1M Users = $270K per month, 10M Users = $2.7M per month and 100M Users = $27M per month. As we continue to grow, these numbers will become more defined.

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MORE QUESTIONS

RISKS

1 A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

2 GlobeChat, Inc. has made certain assumptions about the chat marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors, changes in user preferences and shifts in user demographics. In order to mitigate this risk, GlobeChat has taken great care to ensure the reliability and source quality of key

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

GlobeChat is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$200 min

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Can I change my mind and get a refund?
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Have another question?



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David Baxter

Director, Enterprise Architect and Software Developer

GlobeChat • San Joaquin Delta College

Long Beach, California • 500+

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My career has been dedicated to start-up and growing companies by building their technology teams and increase product offering. The thrill of creating, leading and contributing to a team from inception to successful … See more

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Experience

CTO
GlobeChat
Oct 2016 – Present • 6 mos • Newport Beach, CA

GlobeChat is a universal communications platform enabling people to send instantly translated messages to anyone in the world. GlobeChat is available in 200+ countries and translates 41 languages in one-to-one, private group and public chats. GlobeChat is a free App on Android, Apple and Windows mobile devices, as well as desktops, laptops and tablets.

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Principal Software Engineer
Dotnet Tech, Inc.
Jan 2016 – Present • 1 yr 3 mos • Long Beach

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Founder
Bank Of Giving
Nov 2013 – Mar 2014 • 5 mos • Pasadena, CA

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Director of Software Development
Stayhealthy, Inc.
Oct 2011 – Aug 2013 • 1 yr 11 mos • Monrovia, CA

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Principal Software Engineer
Dotnet Tech, Inc.
Sep 2010 – Dec 2011 • 1 yr 4 mos • Greater San Diego Area

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Education

San Joaquin Delta College
Computer Science
1995 – 1998

Volunteer Experience

Fundraiser
Outdoor Outreach
Sep 2008 – Oct 2010 • 2 yrs 2 mos
Children

Personally raised over $3000 over two years for Outdoor Outreach. I participated in fundraisers including the Joshua Tree Experience and various fundraising events including indoor rock climbing, weekend bootcamps, and fitness games in the park.

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Kevin Strom

Founder & CEO at GlobeChat®

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Los Angeles, California • 500+

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Highlights

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You and Kevin both know Marsh Sutherland, Donna Griffit, and 3 others

Experience

Founder & CEO
GlobeChat®
Apr 2014 – Present • 3 yrs • San Juan Capistrano, CA

GlobeChat is a universal communications platform enabling people to send instantly translated messages to anyone in the world. GlobeChat is available in 200+ countries and translates 41 languages in one-to-one, private group and public chats. GlobeChat is a free App on Android, Apple and Windows mobile devices, as well as desktops, laptops and tablets.

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Founder & Managing Partner
Red Sky Media
Jan 2008 – Apr 2014 • 6 yrs 4 mos • Los Angeles, California
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Director of Sales
AT&T
May 1999 – Apr 2014 • 15 yrs • Los Angeles, California
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Police Officer
Elgin Police Department
Mar 1996 – Jan 1999 • 2 yrs 11 mos • Elgin, Illinois
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Education

Northern Illinois University
BA, Corporate Communications
1990 – 1992
Activities and Societies: Pi Kappa Alpha Fraternity

Volunteer Experience

Speaker
Youth Business Alliance
Aug 2016 – Present • 8 mos
Education

Speaking in a class room setting to educate, inspire and motivate students to get more interested and involved in business and professional careers.

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